Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned Directors and the Principal Executive, Principal Financial and Principal Accounting Officers of Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), hereby constitute and appoint Thomas M. Roehlk and Michael S. Poteshman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (and any abbreviated registration statement relating thereto permitted pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”)), or such other form as such attorneys-in-fact or any of them may deem necessary or desirable, for the registration of debt securities of Tupperware and guarantees of debt securities of Tupperware by Dart Industries Inc., a Delaware corporation and a wholly-owned subsidiary of Tupperware, or any combination of the foregoing securities, and to sign any and all amendments (including post-effective amendments and supplements) to such Registration Statements, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing such said attorneys and agents may deem necessary or desirable to enable Tupperware to comply with the Securities Act and the Trust Indenture Act of 1939, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of Tupperware, and the names of the undersigned to one or more Registration Statements or amendments thereto and to any instruments and documents filed as part of or in connection therewith; as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

The undersigned have signed this Power of Attorney this 1st day of March 2013.

/s/ E.V. GOINGS	/s/ MICHAEL S. POTESHMAN
E.V. Goings, Chairman and Chief Executive Officer and Director (Principal Executive Officer)	Michael S. Poteshman, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ NICHOLAS K. POUCHER	/s/ CATHERINE A. BERTINI
Nicholas K. Poucher, Vice President and Controller (Principal Accounting Officer)	Catherine A. Bertini, Director

/s/ SUSAN M. CAMERON	/s/ KRISS CLONINGER III
Susan M. Cameron, Director	Kriss Cloninger III, Director

/s/ JOE R. LEE	/s/ ANGEL R. MARTINEZ
Joe R. Lee, Director	Angel R. Martinez, Director

/s/ ANTONIO MONTEIRO DE CASTRO	/s/ ROBERT J. MURRAY
Antonio Monteiro de Castro, Director	Robert J. Murray, Director

/s/ DAVID R. PARKER	/s/ JOYCE M. ROCHÉ
David R. Parker, Director	Joyce M. Roché, Director

/s/ M. ANNE SZOSTAK
M. Anne Szostak, Director